Exhibit 32
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Annual Report on Form 10-K
for the Period ended December 31, 2006
of Dover Corporation
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Dover Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2006, (the “Form 10-K”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 28, 2007	/s/ Ronald L. Hoffman
Ronald L. Hoffman
Chief Executive Officer and President

Dated: February 28, 2007	/s/ Robert G. Kuhbach
Robert G. Kuhbach
Vice President, Finance & Chief Financial Officer (Principal Financial Officer)

     The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-K or as a separate disclosure document of the Company or the certifying officers.